UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2023

Syros Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37813	45-3772460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 CambridgePark Drive Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 744-1340

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SYRS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On August 9, 2023, Syros Pharmaceuticals, Inc. (the “Company”) received notice from Incyte Corporation (“Incyte”) that Incyte has elected to terminate the Target Discovery, Research Collaboration and Option Agreement dated January 8, 2018 by and between the Company and Incyte (the “Agreement”) related to the discovery, development and commercialization of novel therapies for myeloproliferative neoplasms. Incyte exercised its right to terminate the Agreement for convenience. The termination will be effective within sixty days of August 9, 2023.

Under the terms of the Agreement, the Company agreed to identify and conduct initial validation of novel therapeutic targets with a focus on myeloproliferative neoplasms, and Incyte received options to obtain exclusive worldwide rights to intellectual property resulting from the collaboration for the development and commercialization of therapeutic products directed to up to seven validated targets. The Company completed all of its allocated target identification and validation activities under the Agreement. Incyte elected not to exercise its option rights to any of the identified targets.

Incyte previously paid the Company $10.0 million in up-front consideration in connection with entering into the Agreement. The Company was also eligible to receive certain target selection milestone payments and option exercise fees if Incyte selected targets for validation and exercised its options to obtain exclusive rights to collaboration intellectual property for therapeutic products directed to validated targets, as well as other potential development, regulatory and commercial milestone payments and low single-digit royalties on net sales for any therapeutic product resulting from the collaboration. The Company will not receive any of these milestone payments or royalties.

The foregoing description of the terms of the Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Agreement filed, with confidential terms redacted, as Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2017, and the subsequent letter agreement, dated November 18, 2019, by and between the Company and Incyte, which was filed with confidential terms redacted as Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2019.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYROS PHARMACEUTICALS, INC.

Date: August 11, 2023	By:	/s/ Jason Haas
Jason Haas Chief Financial Officer